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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - JULY 26, 2001



                                    TXU CORP.
             (Exact name of registrant as specified in its charter)



           TEXAS                     1-12833                    75-2669310

(State or other jurisdiction  (Commission File Number)       (I.R.S. Employer
      of incorporation)                                     Identification No.)


            ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201-3411 (Address of principal executive offices, including zip code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE - (214) 812-4600


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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On July 26, 2001, TXU Corp. (the "Company") announced the following results of operations:

                                                  (Unaudited)
                                           Six Months Ended June 30,
                                           -------------------------
                                          (In Millions, Except Ratios)

                                             2001              2000
                                             ----              ----

Operating Revenues                         $ 14,502          $  9,368

Net Income                                 $    408          $    420

Preference Stock Dividends                 $     11             --

Net Income Available for Common Stock      $    397          $    420

Ratio of Earnings to Fixed Charges             1.71              1.72


     Operating results for the six month periods are not necessarily indicative of the results that may be expected for a full year. Reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as amended by a Form 10-K/A filed on April 3, 2001, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 for financial information regarding the periods ended December 31, 2000 and March 31, 2001. The Company intends to file its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001, which will contain complete financial information for such quarterly period and comparative periods, with the Securities and Exchange Commission on or before August 14, 2001.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             TXU CORP.


                                             By: /s/ Kirk R. Oliver
                                                --------------------
                                             Name:  Kirk R. Oliver
                                             Title: Treasurer

Dated:    July 26, 2001